Exhibit 5.1

January 26, 2026

Indivior Pharmaceuticals, Inc. 10710 Midlothian Turnpike Suite 125 North Chesterfield, VA 23235	New York 3 World Trade Center 175 Greenwich Street New York, NY 10007 T +1 (212) 277-4000 freshfields.us

Ladies and Gentlemen:

Indivior Pharmaceuticals, Inc., a Delaware corporation (the “Company”), has filed with the Securities and Exchange Commission a post-effective amendment (the “Amendment”) to two registration statements on Form S-8 (Registration Nos. 333-272596 and 333-282815) previously filed by Indivior PLC, a public company limited by shares incorporated under the laws of England and Wales and the Company’s predecessor, with respect to the adoption of such registration statements by the Company pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statements on Form S-8, as amended by the Amendment, are referred to herein as the “Registration Statements.” The Registration Statements relate to the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), that may be issued under the Indivior PLC Long-Term Incentive Plan, the Indivior 2024 Long-Term Incentive Plan, the Indivior PLC Savings Related Share Option Plan, the Amended and Restated Indivior UK Savings Related Share Option Plan, the Indivior Group Deferred Bonus Plan and the Indivior Pharmaceuticals, Inc. Amended and Restated U.S. Employee Stock Purchase Plan (collectively, the “Assumed Plans”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, as of the date hereof, the shares of Common Stock issuable under the Assumed Plans have been duly authorized and, when and to the extent issued, delivered and paid for in accordance with the Assumed Plans, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as in effect on the date of this opinion letter.

This opinion letter is rendered solely in connection with the issuance and delivery of the shares of Common Stock as described in the Registration Statements and in accordance with the terms of the Assumed Plans and the applicable award agreement or form of instrument evidencing purchase rights thereunder. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein, even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion as an exhibit to the Amendment. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Freshfields US LLP

Freshfields US LLP

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